May 5, 2021

FOR ADDITIONAL INFORMATION

Media	Investors
Dave Rau	Randy Hulen	Christopher Turnure
Corporate Media Relations	VP, Investor Relations and Treasurer	Director, Investor Relations
(614) 493-8657	(219) 647-5688	(614) 404-9426
drau@nisource.com	rghulen@nisource.com	cturnure@nisource.com

NiSource Reports First Quarter
2021 Results

•Safety & asset modernization, renewable generation transition, customer affordability remain top priorities
•Equity unit issuance significantly de-risked financing strategy
•Renewable generation advances with investments now totaling ~$2.0B
•Narrowed 2021 guidance (diluted NOEPS) to the upper half of the previous range and reaffirmed all other near- and long-term growth rates outlined at Investor Day

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced, on a GAAP basis, net income available to common shareholders for the three months ended March 31, 2021 of $281.7 million, or $0.72 diluted earnings per share, compared to net income available to common shareholders of $61.8 million, or $0.16 diluted earnings per share, for the same period of 2020.

NiSource also reported non-GAAP net operating earnings available to common shareholders of $304.8 million, or $0.77 diluted earnings per share, for the three months ended March 31, 2021, compared to non-GAAP net operating earnings available to common shareholders of $290.9 million, or $0.76 diluted earnings per share, for the same period of 2020. Schedule 1 of this press release contains a complete reconciliation of GAAP measures to non-GAAP measures.

"With the successful completion of last month’s convertible issuance, NiSource is well positioned to execute the next stage of our growth plan, driven by safety and asset modernization programs, as well as our electric generation transition strategy," said NiSource President and CEO Joe Hamrock. "In Indiana, we kicked off our 2021 Integrated Resource Plan (IRP) process, which will inform our strategy beyond 2023, and we initiated four new renewable energy projects in 2021. We continue to expect that our infrastructure and generation investments will drive compound annual growth of 7 to 9% in diluted net operating earnings per share from 2021 through 2024 while reducing greenhouse gas emissions 90% by 2030."

2021 and Long-Term Financial Commitments Reaffirmed

NiSource is narrowing its 2021 non-GAAP diluted net operating earnings guidance to $1.32 to $1.36 per share, which represents the upper half of the previous range. The company expects to make capital investments of $1.9 billion to $2.1 billion in 2021.

As outlined at its 2020 Investor Day, NiSource continues to expect to grow its diluted net operating earnings per share by 7 to 9% on a compound annual growth rate basis from 2021 through 2024, including near-term annual growth of 5 to 7% through 2023.

NiSource expects to make capital investments totaling approximately $10 billion through 2024, comprised of annual investments of $1.9 to $2.2 billion for growth, safety, and modernization, and an additional $2 billion in total for renewable generation. These investments are expected to drive compound annual rate base growth of 10 to 12% for each of our businesses through 2024.

NiSource remains committed to maintaining its current investment-grade credit ratings. The company has investment-grade ratings with Fitch Ratings (BBB), Moody's (Baa2) and Standard & Poor's (BBB+). As of March 31, 2021, NiSource had approximately $1.9 billion in net available liquidity, consisting of cash and available capacity under its credit facility and accounts receivable securitization programs.

NiSource reminds investors that it does not provide a GAAP equivalent of its earnings guidance due to the impact of unpredictable factors such as fluctuations in weather, material asset sales and impairments, and other unusual and infrequent items included in GAAP results.

System-wide Safety Enhancements Update

The Safety Management System (SMS) is an established operating model within NiSource. Safety milestones in the first quarter of 2021 include:

•Continued advancement of our SMS withing both electric and gas segments
•Commencement of third party SMS validation for accreditation in 2022
•Enhancements to Quality Management System, including expanded field quality auditing capabilities and monthly critical process reviews to drive continuous safety performance improvement
•Achieving Gold Shovel Standard (GSS) Certification, and all contractors performing gas excavation work for any NiSource company are required to comply with GSS standards

“Advances in SMS in the first quarter demonstrate our commitment to strengthening our culture of accountability, where any employee can identify and report risk, including the authority to stop work whenever necessary. We are enhancing process safety with layers of protection and accountability for effective asset management to reduce risk," Hamrock said.

First Quarter 2021 and Recent Business Highlights

Electric Operations
Northern Indiana Public Service Company (NIPSCO) continues to execute on an electric generation transition consistent with the preferred pathway from its 2018 Integrated Resource Plan (IRP). The 2018 IRP outlines plans to retire nearly 80% of its remaining coal-fired generation by 2023, and retire all coal generation by the end of 2028, to be replaced by lower-cost, reliable and cleaner options. The plan is expected to be a key element of a 90% reduction in NiSource's greenhouse gas emissions by 2030 compared with 2005 levels, and to save NIPSCO electric customers more than $4 billion over 30 years.
NIPSCO has executed agreements representing approximately $2.0 billion of renewable generation investments. The projects these agreements support represent NIPSCO’s investment interest in the replacement capacity, which equates to approximately half of the total capacity needed. The remaining new capacity is in the form of power purchase agreements (PPAs). The planned retirement of the Michigan City Generating Station could create additional NIPSCO capital investment opportunities.

Recent electric operations highlights include:
•NIPSCO kicked off its 2021 Integrated Resource Plan process in March, which includes the public stakeholder meetings that will be conducted over the course of the year with the IRP report submitted to the Indiana Utility Regulatory Commission (IURC) by November 2021.
•NIPSCO and EDP Renewables recently announced a build transfer agreement (BTA) and a long-term power purchase agreement (PPA) for two renewable energy projects in Indiana, respectively, Indiana Crossroads Solar Park, which is anticipated to become operational in 2022, and Indiana Crossroads II, a wind project expected to become operational in 2023.
•NIPSCO and Invenergy announced a build transfer agreement to bring 250 megawatts of solar energy to Indiana with the Fairbanks Solar project, which is expected to begin commercial operations in fall 2023.
•In addition, NIPSCO and Capital Dynamics signed a build transfer agreement for a 200 megawatt Indiana solar energy project, Elliott Solar.
•There are now a total of 14 renewable energy projects announced as part of NiSource’s customer-centric “Your Energy, Your Future” initiative, which includes the generation transition plan at NIPSCO and likely fills the balance of capacity necessary to replace the retiring units at Schahfer.
•NIPSCO filed its notice to terminate the current Electric Transmission, Distribution and Storage Improvement Charge (TDSIC) plan on April 1, and will file a new Electric TDSIC plan on or soon after June 1, 2021. The plan will include long-term investments in modernizing the company’s electric infrastructure with some projects that were previously identified in the latest TDSIC plan and newly identified projects aimed at enhancing service and reliability for customers.

Gas Distribution Operations
•The Pennsylvania Public Utility Commission issued an order in Columbia Gas of Pennsylvania’s base rate case in February, approving an annual revenue increase of $63.5 million, to invest in, modernize and upgrade the company’s existing natural gas distribution system as well as maintain the continued safety of the system. The Commission also approved an ROE of 9.86%, with rates effective as of January 23, 2021.
•Columbia Gas of Pennsylvania also filed its base rate case in March 2021 requesting an annual revenue increase of $98.3 million to support its ongoing safety and modernization program.
•Columbia Gas of Ohio continues to execute on its Infrastructure Replacement Program, a long-term modernization program, with approval of its calendar year 2020 investment on April 21, 2021 providing $22.2 million in revenue. COH is also seeking to recover costs associated with its Capital Expenditure Program, the capital recovery program for other investments in COH's facilities, and has proposed to recover $18.3 million in incremental revenue for its calendar year 2020 investment.
•NIPSCO continues to execute on its long-term gas modernization program, which includes nearly $950 million in capital investments to be made through 2025 and recovered through semi-annual adjustments to the Gas Transmission, Distribution and Storage Improvement Charge (TDSIC) tracker.
•Columbia Gas of Kentucky continues its annual investment program for safety modification and replacement of eligible facilities (mains, services, meters and appurtenances). An Order was received on April 30 from the Kentucky Public Service Commission approving $40 million in construction activity in progress for the calendar year 2021, with $2.6 million of incremental revenue.
•Continued execution of safety/asset modernization programs.

•NiSource has joined the Low-Carbon Resources Initiative, which is accelerating development and demonstration of low- and zero-carbon energy technologies such as clean hydrogen, bioenergy and renewable natural gas.

Additional information for the year ended March 31, 2021, is available on the Investors section of www.nisource.com, including segment and financial information and our presentation to be discussed at the company's first quarter 2021 earnings conference call scheduled for May 5, 2021 at 11 a.m. ET.

About NiSource
NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.2 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 7,500 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource is a member of the Dow Jones Sustainability - North America Index and the Bloomberg Gender Equality Index and has been named by Forbes magazine among America's Best Large Employers since 2016. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found at www.nisource.com. Follow us at www.facebook.com/nisource, www.linkedin.com/company/nisource or www.twitter.com/nisourceinc. NI-F

Forward-Looking Statements
This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. Expressions of future goals and expectations and similar expressions, including "may," "will," "should," "could," "would," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," "forecast," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among other things, our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to adapt to, and manage costs related to, advances in technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified workforce and ability to maintain good labor relations; our ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; potential cyber-attacks; any damage to our reputation; any remaining liabilities or impact related to the sale of Massachusetts Business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the impacts of climate change and extreme weather conditions; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; any adverse effects related to our equity units; adverse economic and capital market conditions or increases in interest rates; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; changes in the method for determining LIBOR and the potential replacement of the LIBOR benchmark interest rate; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence Incident; compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in Item 1, “Business,” Item 1A, “Risk Factors” and Part II. Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the company's annual report on Form 10-K for the year ended December 31, 2020; and item 1A, “Risk Factors,” of the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021, some of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Regulation G Disclosure Statement
This press release includes financial results and guidance for NiSource with respect to net operating earnings available to common shareholders, which is a non-GAAP financial measure as defined by the Securities and Exchange Commission’s (SEC) Regulation G. The company includes this measure because management believes it permits investors to view the company’s performance using the same tools that management uses and to better evaluate the company’s ongoing business performance. With respect to such guidance, it should be noted that there will likely be a difference between this measure and its GAAP equivalent due to various factors, including, but not limited to, fluctuations in weather, the impact of asset sales and impairments, and other items included in GAAP results. The company is not able to estimate the impact of such factors on GAAP earnings and, as such, is not providing earnings guidance on a GAAP basis. In addition, the company is not able to provide a reconciliation of its non-GAAP net operating earnings guidance to its GAAP equivalent without unreasonable efforts.

Schedule 1 - Reconciliation of Consolidated Net Income Available to Common Shareholders to Net Operating Earnings Available to Common Shareholders (Non-GAAP) (unaudited)

	Three Months Ended March 31,

(in millions, except per share amounts)	2021	2020
GAAP Net Income Available to Common Shareholders	$281.7	$61.8
Adjustments to Operating Income:
Operating Revenues:
Weather - compared to normal	9.0	26.3
Operating Expenses:
Greater Lawrence Incident(1)	5.8	8.1
NiSource Next initiative(2)	9.7	—
Massachusetts Business sale related amounts(3)	6.9	280.2
Gain on sale of assets, net	—	(0.1)
Total adjustments to operating income	31.4	314.5
Income Taxes:
Tax effect of above items(4)	(8.3)	(85.4)
Total adjustments to net income	23.1	229.1
Net Operating Earnings Available to Common Shareholders (Non-GAAP)	$304.8	$290.9
Average Common Shares Outstanding(5)	393.9	383.1
GAAP Diluted Earnings Per Share	$0.72	$0.16
Adjustments to diluted earnings per share	0.05	0.60
Non-GAAP Diluted Net Operating Earnings Per Share	$0.77	$0.76
(1)Represents costs incurred for estimated third-party claims and related other expenses as a result of the Greater Lawrence Incident.
(2)Represents incremental severance and third-party consulting costs incurred in connection with the NiSource Next initiative.
(3)2021 represents loss incurred for the Massachusetts Business primarily due to net working capital adjustments on the final purchase price. 2020 represents loss recorded as a result of measuring the assets and liabilities of the Massachusetts Business at fair value, less costs to sell.
(4)Represents income tax expense calculated using the statutory tax rates by legal entity.
(5)Beginning in 2021, we changed our Non-GAAP measure from Basic to Diluted Net Operating Earnings per Share. Diluted Average Common Shares Outstanding would have been 384.1M in 2020, resulting in no change to Non-GAAP Net Operating Earnings per Share of $0.76.